EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
(AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report on Form 10-K for the year ended July 3, 2004 (the “Report”), I, Raymond Sadowski, Chief Financial Officer of Avnet, Inc., (the “Company”) here certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 8, 2004

/s/ RAYMOND SADOWSKI
Raymond Sadowski
Chief Financial Officer